Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated as of October 25, 2019 by and between McDermott International, Inc., a corporation organized under the laws of the Republic of Panama, and the parties specified on the signature pages hereto, and constitutes an amendment to that certain Registration Rights Agreement, dated as of November 29, 2018 (the “Registration Rights Agreement”), between the Company and the purchasers signatory thereto. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Registration Rights Agreement.

WHEREAS, Section 3.04 of the Registration Rights Agreement provides that the Company and the Holders of more than 50% of the Registrable Securities may amend, subject to certain conditions provided therein, the Registration Rights Agreement;

WHEREAS, the undersigned Holders own of record all of the outstanding Registrable Securities; and

WHEREAS, the Company and such Holders desire to amend the Registration Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Registration Rights Agreement as set forth herein.

ARTICLE I

AMENDMENTS

Section 1.01    Amendment of Registration Rights Agreement. The Registration Rights Agreement is hereby amended by:

(a) Deleting and replacing the definition of “Registrable Securities in Section 1.01 with the following:

“Registrable Securities” means, subject to Section 1.02, (i) the Common Shares issued or issuable upon the exercise of the Warrants (including the New Warrants) and (ii) the Common Shares issued in lieu of a cash redemption payment as a result of a Cash Election (as defined in the Certificate of Designation).

(b) Adding the following definition to Section 1.01:

“New Warrants” means the Series A Warrants, and all warrants issued upon division or combination of, or in substitution for such warrants, issued pursuant to the Warrant Agreement, dated October 25, 2019, among the Company, Computershare Inc. and Computershare Trust Company, N.A. The New Warrants shall be deemed to be “Warrants”, and references to the “Warrant Agreement” shall be deemed to refer to both Warrant Agreements, in each case for all purposes of this Agreement.

(c) Adding to the end of Section 2.01(a) the following:

Notwithstanding anything to the contrary herein, the Company shall not be required to file a registration statement covering Registrable Securities that are Common Shares issuable upon exercise of the New Warrants prior to the earlier of (i) the date on which the Company files its Form 10-Q for the quarter ended September 30, 2019 and (ii) December 2, 2019.

ARTICLE II

MISCELLANEOUS

Section 2.01    Severability. Any provision of this Amendment that is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 2.02     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction, except to the extent that the New York conflicts of laws principles would apply applicable laws of the Republic of Panama to internal matters relating to corporations organized thereunder). The Company and the Purchasers each hereby irrevocably and unconditionally:

(a)    submits for itself in any legal action or proceeding relating solely to this Amendment to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located within the Southern District of New York, and appellate courts thereof;

(b)    consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 3.02 of the Registration Rights Agreement or at such other address of which the other party shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by applicable law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) are not available despite the intentions of the parties hereto;

(e)    agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by applicable law;

(f)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Amendment to the extent permitted by applicable law; and

(g) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AMENDMENT.

Section 2.03    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or .pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Amendment.

Section 2.04    Headings. The headings of the Articles and Sections of this Amendment have been inserted for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 2.05    Entire Agreement. The Registration Rights Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated. Except as expressly amended by the terms of this Amendment, the Registration Rights Agreement shall remain in full force and effect, and nothing herein shall be deemed to constitute a waiver of any provision of the Registration Rights Agreement.

[Signatures follow on next page]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart A. Spence
Name:	Stuart A. Spence
Title:	Executive Vice President and Chief Financial Officer

HOLDERS:

WEST STREET CAPITAL PARTNERS VII OFFSHORE INVESTMENTS, L.P.

By: Goldman Sachs & Co. LLC, Duly Authorized Agent of the General Partner

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

WEST STREET CAPITAL PARTNERS VII INVESTMENTS B, L.P.

By: Goldman Sachs & Co. LLC, Duly Authorized Agent of the General Partner

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

WEST STREET CAPITAL PARTNERS VII PARALLEL B, L.P.

By: Goldman Sachs & Co. LLC, Duly Authorized Agent of the General Partner

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

Signature Page to Amendment No. 1 to Registration Rights Agreement

WEST STREET CAPITAL PARTNERS VII B, L.P.

by: Goldman Sachs & Co. LLC, its Attorney-In-Fact

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

APICORP MANAGED ACCOUNT INVESTMENT VEHICLE, L.P.

by: Goldman Sachs & Co. LLC, its Attorney-In-Fact

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

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